                                 UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                              WASHINGTON, DC 20549

                                   ---------

                          FORM 8-K/A (Amendment No. 2)

                                 CURRENT REPORT
                     PURSUANT TO SECTION 13 OR 15(D) OF THE
                        SECURITIES EXCHANGE ACT OF 1934

        Date of report (Date of earliest event reported): July 16, 2004


                                Belden CDT Inc.
-------------------------------------------------------------------------------
               (EXACT NAME OF REGISTRANT AS SPECIFIED IN CHARTER)


          Delaware                               001-12561                             36-3601505
-------------------------------           ------------------------           --------------------------------
(State or other jurisdiction of           (Commission File Number)           (IRS Employer Identification No.)
       incorporation)


                       7701 Forsyth Boulevard, Suite 800
                           St. Louis, Missouri 63105
-------------------------------------------------------------------------------
          (Address of Principal Executive Offices, including Zip Code)


                                 (314) 854-8000
-------------------------------------------------------------------------------
              (Registrant's telephone number, including area code)


                                      n/a
-------------------------------------------------------------------------------
         (Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if this Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

EXPLANATORY NOTE

Belden CDT Inc. (the Company) files this second amendment to its Current Report ("Report") on Form 8-K, which it initially filed on July 16, 2004 and then amended on August 9, 2004 to include financial statements of Belden Inc. ("Belden") in response to Item 7 of the Form 8-K instructions that applied at the time the amendment was filed. Now, the Company files this second amendment to include the financial statements required by Item 9.01 of the amended instructions to Form 8-K.

ITEM 9.01         FINANCIAL STATEMENTS AND EXHIBITS.

         (b)      Pro Forma Financial Information

          UNAUDITED PRO FORMA COMBINED CONDENSED FINANCIAL STATEMENTS

         The following unaudited pro forma combined condensed balance sheet of Belden CDT as of June 30, 2004 and the unaudited pro forma combined condensed statement of operations for the six months ended June 30, 2004 and the year ended December 31, 2003 are based on the historical financial statements of Belden and CDT after giving effect to the merger. In accordance with Statement of Financial Accounting Standards No. 141, "Business Combinations" (SFAS 141), and the assumptions and adjustments described in the accompanying notes to the unaudited pro forma combined condensed financial statements, Belden is considered the accounting acquiror. The merger was completed on July 15, 2004. Because Belden's owners as a group retained or received the larger portion of the voting rights in the combined entity and Belden's senior management represents a majority of the senior management of the combined entity, Belden was considered the acquiror for accounting purposes and will account for the merger as a reverse acquisition under the purchase method of accounting for business combinations under accounting principles generally accepted in the United States of America, which means that the consideration paid (purchase price) will be allocated to the tangible and intangible net assets of CDT based upon their fair values, and the net assets of CDT will be recorded at fair value as of the completion of the merger and added to those of Belden. Belden CDT's fiscal year will end on December 31.

         The unaudited pro forma combined condensed balance sheet as of June 30, 2004 is presented to give effect to the proposed merger as if it occurred on June 30, 2004 and, due to different fiscal period-ends, combines the historical balance sheet of Belden at June 30, 2004 and the historical balance sheet of CDT at April 30, 2004. The unaudited pro forma combined condensed statement of operations of Belden and CDT for the six months ended June 30, 2004 and year ended December 31, 2003 are presented as if the combination had taken place on January 1, 2004 and January 1, 2003 for Belden and November 1, 2003 and February 1, 2003 for CDT and, due to different fiscal period-ends, combines the historical results of Belden for the six month period ending June 30, 2004 and twelve month period ended December 31, 2003 and the historical results of CDT for the six month period ending April 30, 2004 twelve month period ended January 31, 2004.

         Reclassifications have been made to CDT's historical financial statements to conform to Belden's historical financial statement presentation.

         In accordance with SFAS 141, CDT's tangible and intangible net assets were adjusted to their fair values and the excess of the purchase price over the fair value of CDT's net assets was recorded as goodwill. The preliminary adjustments to tangible and intangible net assets including goodwill that are shown in these unaudited pro forma combined condensed financial statements are based on various preliminary estimates by management. The work performed by independent valuation specialists has been considered in management's estimates of the fair values. A final determination of these fair values will include management's consideration of a final valuation by the independent valuation specialists. This final valuation will be based on the actual net tangible and intangible assets of CDT that existed as of the completion date of the merger.

         The unaudited pro forma combined condensed financial statements include preliminary adjustments for liabilities resulting from integration planning. Preliminary Liability adjustments include change in control and integration incentive costs of $10,785, severance costs of $8,603, costs of vacating some facilities (leased or owned) of CDT and other costs associated with exiting activities of CDT of $11,165, and benefit plan obligations of $13,838. In addition, Belden CDT announced significant restructuring activities after completion of the merger and will incur costs for severance or relocation costs related to Belden employees, costs of vacating some facilities (leased or owned) of Belden, or other costs associated with exiting activities of Belden. Cost associated with exiting activities of Belden are not included in the pro forma adjustments since such activities are not part of CDT. The unaudited pro forma combined condensed financial statements also do not reflect cost savings that are expected to result from the integration activities and elimination of duplicate expenses after the merger.

         The unaudited pro forma combined condensed financial statements should be read in conjunction with "Management's Discussion and Analysis of Financial Condition and Results of Operations" and the historical consolidated financial statements and accompanying notes of Belden and CDT incorporated by reference in the joint proxy statement/prospectus filed on June 3, 2004 with the Securities and Exchange Commission on Form S-4. The unaudited pro forma combined condensed financial statements are not intended to represent or be indicative of the consolidated results of operations or financial condition of Belden CDT that would have been reported had the merger been completed as of the dates presented, and should not be taken as representative of the future consolidated results of operations or financial condition of Belden CDT.

                      BELDEN CDT INC. UNAUDITED PRO FORMA

                        COMBINED CONDENSED BALANCE SHEET
                  (AMOUNTS IN THOUSANDS EXCEPT PER SHARE DATA)


                                                BELDEN           CDT              CDT
                                                AMOUNTS        AMOUNTS        DISCONTINUED
                                                AS OF           AS OF          OPERATIONS
                                                JUNE 30,       APRIL 30,      PRO FORMA (1)    PRO FORMA               PRO FORMA
                                                 2004            2004          ADJUSTMENT     ADJUSTMENTS    NOTES     COMBINED
                                              -----------     -----------     ------------    -----------    -----   -----------

ASSETS
Current assets:
  Cash and cash equivalent                    $   168,902     $    48,928     $    (2,025)    $        --            $   215,805
  Receivables, net                                 97,330          89,568         (14,791)             --                172,107
  Inventories                                      91,737         118,985         (10,637)           (567)   (A)         199,518
  Income taxes receivable                           2,773           4,023              --              --                  6,796
  Deferred income taxes                            11,015          13,416             445              --                 24,876
  Other current assets                              5,523          10,773            (598)             --                 15,698
  Current assets of discontinued
     operations                                    20,476           5,392          27,606          (3,791)   (A)          49,683
                                              -----------     -----------     -----------     -----------            -----------
    Total current assets                          397,756         291,085              --          (4,358)               684,483
Property, plant and equipment, net                172,381         200,407         (27,801)           (482)   (B)         344,505

Goodwill and other intangibles, net                79,099          14,539              --         210,893    (C)         304,531
Other long-lived assets                            10,705          10,195            (885)         (1,857)   (D)          18,158
Long-lived assets of discontinued
   operations                                      21,147              --          28,686         (13,714)   (B)          36,119
                                              -----------     -----------     -----------     -----------            -----------
                                              $   681,088     $   516,226     $        --     $   190,482            $ 1,387,796
                                              ===========     ===========     ===========     ===========            ===========
LIABILITIES AND
STOCKHOLDERS' EQUITY
Current liabilities:
  Accounts payable and accrued liabilities    $    90,133     $    76,318     $   (12,026)         25,260    (E)     $   179,685
  Current maturities of long-term debt             64,998           3,404              --              --                 68,402
  Current liabilities of
    discontinued operations                        20,859              --          12,026           3,093    (E)          35,978
                                              -----------     -----------     -----------     -----------            -----------
    Total current liabilities                     175,990          79,722              --          28,353                284,065

Long-term debt                                    136,000         111,173          (1,152)             --                246,021
Postretirement benefits other than
  pensions                                          9,580          11,456              --           7,527    (F)          28,563
Deferred income taxes                              45,606           1,381          (1,363)         12,211    (G)          57,835
Other long-term liabilities                        29,641          11,044          (1,033)          5,896    (H)          45,548
Long-term liabilities of discontinued
  operations                                        5,368              --           3,548          (7,715)   (G/H/I)       1,201
                                              -----------     -----------     -----------     -----------            -----------
    Total liabilities                             402,185         214,776              --          46,272                663,233
Minority interest in                                   --           8,185              --              --                  8,185
  subsidiaries
Stockholders' equity:
  Preferred stock                                      --              --              --              --                     --
  Common stock                                        262             488              --            (277)   (J)             473
  Additional paid-in capital                       39,845         206,129              --         291,632    (K)         537,606
  Retained earnings                               238,486         141,412              --        (141,412)   (L)         238,486
  Accumulated other comprehensive
    income/(loss)                                   7,807          11,506              --         (11,506)   (L)           7,807
  Unearned deferred  compensation                  (2,721)           (997)             --             997    (L)          (2,721)
  Treasury stock                                   (4,776)        (65,273)             --           4,776    (M)         (65,273)
                                              -----------     -----------     -----------     -----------            -----------
    Total stockholders' equity                    278,903         293,265              --         144,210                716,378
                                              -----------     -----------     -----------     -----------            -----------
                                              $   681,088     $   516,226     $        --     $   190,482            $ 1,387,796
                                              ===========     ===========     ===========     ===========            ===========

         These unaudited pro forma combined condensed financial statements reflect an allocation of the merger consideration on February 4, 2004, the date Belden and CDT signed their merger agreement. The allocation is subject to change based on finalization of the fair values of the tangible and intangible assets acquired and liabilities assumed. The analysis below reflects the one-for-two reverse stock split that occurred immediately prior to the effective time of the merger, which occurred on July 15, 2004. The calculation of the merger consideration is as follows:

         Common stock (21,016 shares at $20.236 per share) .............          $425,280
         Restricted common shares vesting (141 shares at $20.236 per
           share) ......................................................             2,853
         Fair value of CDT options converted to Belden CDT stock
           options .....................................................             9,845
                                                                                  --------
                                                                                   437,978
         Direct cost of merger .........................................             6,197
                                                                                  --------
           Total merger consideration ..................................           444,175
         Historical book value of CDT's assets and
           liabilities-- April 30, 2004 ................................           293,265
                                                                                  --------
         Excess of merger consideration over historical book value .....          $150,910
                                                                                  ========

         The value of the CDT common stock used to determine the overall merger consideration was calculated using the average closing price of the stock from February 2, 2004 to February 6, 2004.

         Outstanding options (after giving effect to the reverse stock split) to purchase a total of 1,969 shares of CDT common stock were converted into a total of 1,969 options to purchase Belden CDT common stock and those options fully vested on the effective date of the merger. The fair value of these options was determined using the Black-Scholes option pricing model with the following assumptions:

         Expected volatility: ...............          41.10%
         Risk free interest rate: ...........           2.46%
         Expected life of options (years) ...            3.7
         Expected dividend yield: ...........           5.40%

         The merger consideration was allocated to the preliminary fair values of CDT's assets acquired and liabilities assumed as of the date the merger. The excess of the merger consideration over the preliminary fair values of assets acquired and liabilities assumed was recorded as goodwill.

(1) Reflects the CDT operations that the Company has determined it will close or sell and will report as discontinued operations.

---------
Notes

(A) Reflects the estimated revaluation of CDT's inventory from book value to preliminary fair value and the adjustment for product lines the Company determined it will no longer offer to customers. The inventory revaluation will result in increased cost of sales as inventory is sold (estimated to sell during the first 3 to 4 months after the merger).


                                          CONTINUING       DISCONTINUED
                                          OPERATIONS        OPERATIONS          TOTAL
                                          ----------       ------------        -------

         Inventory revaluation             $ 3,684           $    --           $ 3,684
         Product line curtailment           (4,251)           (3,791)           (8,042)
                                           -------           -------           -------
                                           $  (567)          $(3,791)          $(4,358)
                                           =======           =======           =======

(B) Reflects the estimated revaluation of CDT's property and equipment from book value to preliminary fair value. The preliminary fair value adjustments for the CDT property and equipment are summarized below:


                                            CONTINUING        DISCONTINUED
                                            OPERATIONS         OPERATIONS            TOTAL
                                            ----------        ------------         --------

         Land .....................          $ (1,796)          $    255           $ (1,541)
         Buildings ................             3,657             (2,899)               758
         Machinery and equipment ..              (916)           (10,887)           (11,803)
         Furniture and fixtures ...            (1,049)              (183)            (1,232)

         Vehicles .................              (378)                --               (378)
                                             --------           --------           --------
                                             $   (482)          $(13,714)          $(14,196)
                                             ========           ========           ========

         Depreciation expense for continuing operations will decrease by approximately $195 per year or $97 for six months as a result of the preliminary net writedown.

(C) Reflects the adjustment for backlog of confirmed customer purchase orders and contracts, trademarks, customer relationships, patents and goodwill from book value to preliminary fair market value. The preliminary fair value adjustments for CDT's identified intangible assets and goodwill are summarized below:


                                                   PRELIMINARY      AMORTIZATION
                                                    FAIR VALUE         PERIOD             ANNUAL
                                                   ADJUSTMENT         (YEARS)          AMORTIZATION
                                                   ----------       ------------       -------------

         Backlog ..........................          $    662              1             $    662
         Customer contracts ...............               924           3 to 4                264
         Customer relationships ...........            37,944          15 to 30             1,577
         Patents ..........................             5,469              20                 320
         Trademarks .......................            22,567            None                  --
                                                     --------                            --------
           Identified intangible assets ...            67,566                               2,822
         Goodwill .........................           143,327            None
                                                     --------                            --------
                                                     $210,893                            $  2,822
                                                     ========                            ========

(D) Reflects the elimination of CDT's pension intangible asset and CDT's deferred financing fees. These items are summarized below:


         Pension intangible asset...            $(1,643)
         Deferred financing fees....               (214)
                                                -------
                                                $(1,857)

(E) Reflects the accrual of preliminary estimates of change of control payments and integration incentive costs, severance, facility exiting costs, and the elimination of a payable of $2,200 recognized by Belden related to its 2002 purchase of the Norcom operations from CDT.


                                                                      CONTINUING    DISCONTINUED
                                                                      OPERATIONS     OPERATIONS       TOTAL
                                                                      ----------    ------------     -------

          Change in control and integration incentive costs            $10,785        $    --        $10,785
          Severance                                                      4,414          4,189          8,603
          Facility exiting costs                                        10,061          1,104         11,165
          Norcom purchase liability                                         --         (2,200)        (2,200)
                                                                       --------       -------        --------
                                                                       $25,260        $ 3,093        $28,353
                                                                       =======        =======        =======


(F) Reflects the adjustment to record CDT's postretirement benefits liability at an amount equal to the preliminary accumulated postretirement benefits obligation less the fair value of plan assets.

(G) Reflects the net deferred tax liability on preliminary fair value adjustments of identified assets and liabilities.


                                                               CONTINUING         DISCONTINUED
                                                               OPERATIONS          OPERATIONS            TOTAL
                                                               ----------         ------------          --------

         Identified asset preliminary adjustments, net          $ 64,660            $(10,805)           $ 53,855
         Identified liability preliminary adjustments            (38,683)                992             (37,691)
                                                                --------            --------            --------
         Net taxable temporary differences                        25,977              (9,813)             16,164
         Effective tax rate                                           37%                 37%                 37%
                                                                --------            --------            --------
           Deferred tax liability                                  9,611              (3,630)              5,981
         Valuation allowance                                       2,600                  --               2,600
                                                                --------            --------            --------
                                                                $ 12,211            $ (3,630)           $  8,581
                                                                ========            ========            ========

(H) Reflects the adjustment to record CDT's pension liability at an amount equal to the preliminary projected benefit obligation less the fair value of plan assets (continuing operations $5,896, discontinued operations $415).

(I) Reflects the elimination of a payable of $4,500 recognized by Belden related to its 2002 purchase of the Norcom operations from CDT.

(J) Reflects the reduction in par value related to CDT's one-for-two reverse stock split.

(K) Reflects the adjustment to additional paid in capital to record the impact of the acquisition and the revaluation of common stock.

(L) Reflects the elimination of CDT's equity accounts (including the charge for a minimum pension liability of $2,826 in accumulated other comprehensive income/(loss)).

(M) Reflects the elimination of Belden's treasury stock as a result of its cancellation in the merger agreement.

                      BELDEN CDT INC. UNAUDITED PRO FORMA

                   COMBINED CONDENSED STATEMENT OF OPERATIONS
                  (AMOUNTS IN THOUSANDS EXCEPT PER SHARE DATA)


                                                                        FOR THE SIX MONTHS ENDED
                                                ---------------------------------------------------------------------------
                                                                               CDT
                                                  JUNE 30,     APRIL 30,   DISCONTINUED
                                                  2004           2004       OPERATIONS                             PRO
                                                  BELDEN         CDT       PRO FORMA (1)   PRO FORMA              FORMA
                                                 AMOUNTS       AMOUNTS      ADJUSTMENTS   ADJUSTMENTS  NOTE      COMBINED
                                                ----------    ----------   -------------  -----------  ----      ---------

Revenues                                        $ 354,410     $ 270,120     $ (33,501)    $      --              $ 591,029
Cost of Sales                                     288,933       212,830       (31,372)        3,587      (A)       473,978
                                                ---------     ---------     ---------     ---------              ---------
  Gross Profit                                     65,477        57,290        (2,129)       (3,587)               117,051
Selling, general and administrative expenses       49,458        51,230        (2,811)       (1,082)     (B)        96,795
Other operating expenses/(earnings)                    --          (136)           --            --                   (136)
                                                ---------     ---------     ---------     ---------              ---------
  Operating  earnings/(loss)                       16,019         6,196        (2,505)       20,392
                                                                                                                       682
Nonoperating expenses/(earnings)                   (1,732)           61            --        (1,833)
                                                                                                                      (162)
Interest expense                                    6,333         2,646           (32)         (396)     (C)         8,551
                                                ---------     ---------     ---------     ---------              ---------
  Income/(loss) from continuing operations
    before taxes and minority interest             11,418         3,489           876        (2,109)                13,674
Income tax expense/(benefit)                        3,140         2,784           536          (780)     (D)         5,680
                                                ---------     ---------     ---------     ---------              ---------
  Income/(loss) from continuing operations
    before minority interest                        8,278           705           340        (1,329)                 7,994
Minority interest, net                                 --          (518)           --           --                   (518)
                                                ---------     ---------     ---------     ---------              ---------
  Income/(loss) from continuing  operations     $   8,278     $     187     $     340     $  (1,329)             $   7,476
                                                =========     =========     =========     =========              =========
Basic average shares outstanding                   25,504        21,008                                             46,512
Basic earnings per share from continuing
  operations                                                  $    0.32     $    0.01                            $    0.16
Diluted average shares outstanding                 25,827        21,096                                             46,923
Diluted earnings per share from continuing
  Operations,                                                 $    0.32     $    0.01                            $    0.16

         The following is a summary of the weighted average basic and diluted shares used to calculate earnings per share. The CDT shares are adjusted to give effect to the one-for-two reverse stock split.


                                            COMMON
                             BASIC         EQUIVALENT       DILUTED
                             ------        ----------       -------

         Belden ...          25,504             323          25,827
         CDT ......          21,008              88          21,096
                             ------          ------          ------
                             46,512             411          46,923

         CDT common equivalent shares do not include the "if converted" effect for CDT's convertible debt because it would be antidilutive.

(1) Reflects the CDT operations that the Company has determined it will close or sell and will report as discontinued operations.

Notes

(A) Reflects the lower depreciation expense of $(97) on the property and equipment writedown from book value to preliminary fair value and the estimated revaluation of CDT's inventory from book value to preliminary fair value of $3,684.

(B) Reflects the additional amortization expense on the intangibles preliminary fair value and the reversal of merger expenses recorded by CDT that were included in its unaudited historical statement of operations for the six month period ended April 30, 2004:


         Intangibles amortization.....    $ 1,411
         Merger expenses..............     (2,493)
                                          -------
                                          $(1,082)
                                          =======

(C)      Reflects the elimination of CDT's deferred financing fee amortization.

(D) Reflects the blended effective tax rate of 37% on the pro forma adjustments.

                      BELDEN CDT INC. UNAUDITED PRO FORMA

                   COMBINED CONDENSED STATEMENT OF OPERATIONS
                  (AMOUNTS IN THOUSANDS EXCEPT PER SHARE DATA)


                                                               FOR THE TWELVE MONTHS ENDED
                                        ---------------------------------------------------------------------------------
                                                                         CDT
                                         DECEMBER 31,   JANUARY 31,   DISCONTINUED
                                            2003          2004         OPERATIONS                                PRO
                                           BELDEN          CDT        PRO FORMA (1)     PRO FORMA                FORMA
                                          AMOUNTS        AMOUNTS    RECLASSIFICATION   ADJUSTMENTS   NOTES     COMBINED
                                        -----------    -----------  ----------------  -----------   -----    -----------

Revenues                                $   624,106    $   503,445     $   (59,145)    $        --            $ 1,068,406
Cost of Sales                               503,486        391,517         (55,358)          3,489     (A)        843,134
                                        -----------    -----------     -----------     -----------            -----------

  Gross Profit                              120,620        111,928          (3,787)         (3,489)               225,272
Selling, general and administrative
  expenses                                   94,717         97,931          (6,458)            329     (B)        186,519
Other operating expenses/(earnings)             352          3,797              --              --                  4,149
                                        -----------    -----------     -----------     -----------            -----------
  Operating earnings/(loss)                  25,551         10,200           2,671          (3,818)                34,604
Nonoperating expenses/(earnings)                 --           (391)           (550)             --                   (941)
CDTInterest expense                          12,571          4,942            (195)           (463)    (C)         16,855
                                        -----------    -----------     -----------     -----------            -----------
  Income/(loss) from continuing
    operations before taxes and
    minority interest                        12,980          5,649           3,416          (3,355)                18,690
Income tax expense/(benefit)                  3,851          3,770           1,115          (1,241)    (D)          7,495
                                        -----------    -----------     -----------     -----------            -----------
  Income/(loss) from continuing
    operations before minority
    interest                                  9,129          1,879           2,301          (2,114)                11,195
Minority interest, net                           --         (2,164)             --              --                 (2,164)
                                        -----------    -----------     -----------     -----------            -----------
  Income/(loss) from continuing
    operations                          $     9,129    $      (285)    $     2,301     $    (2,114)           $     9,031
                                        ===========    ===========     ===========     ===========            ===========
Basic average shares outstanding             25,158         21,527                                                 46,685
Basic earnings/(loss) per share from
  continuing operations                 $      0.36    $     (0.01)                                           $      0.19
Diluted average shares outstanding           25,387         21,527                                                 46,986
Diluted earnings/ (loss) per share
  from continuing operations            $      0.36    $     (0.01)                                           $      0.19

         The following is a summary of the weighted average basic and diluted shares used to calculate earnings per share. The CDT shares are adjusted to give effect to the one-for-two reverse stock split.


                                     COMMON
                             BASIC  EQUIVALENT   DILUTED
                            ------  ----------   -------

         Belden.....        25,158      229       25,387
         CDT........        21,527       72       21,599
                            ------     ----       ------
                            46,685      301       46,986

         CDT common equivalent shares do not include the "if converted" effect for CDT's convertible debt because it would be antidilutive.

(1) Reflects the CDT operations that the Company has determined it will close or sell and will report as discontinued operations.

Notes

(A) Reflects the lower depreciation expense of ($195) on the property and equipment writedown from book value to preliminary fair value and the estimated revaluation of CDT's inventory from book value to preliminary fair value of $3,684.

(B) Reflects the additional amortization expense on the intangibles preliminary fair value and the reversal of merger expenses recorded by CDT that were included in its unaudited historical statement of operations for the twelve month period ended January 31, 2004:


         Intangibles amortization.....    $ 2,822
         Merger expenses..............     (2,493)
                                          -------

                                          $   329
                                          =======

(C)      Reflects the elimination of CDT's deferred financing fee amortization.

(D) Reflects the blended effective tax rate of 37% on the pro forma adjustments.


                                   Signatures

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                                BELDEN CDT INC.

Date: September 28, 2004                        By: /s/ Richard K. Reece
                                                    ---------------------------
                                                    Richard K. Reece
                                                    Vice President, Finance and
                                                    Chief Financial Officer